Exhibit 99

RPC, Inc. to Present at
Gabelli & Company’s 4th Annual Best Ideas Conference

ATLANTA, December 13, 2011 -- RPC Incorporated (NYSE: RES) announced today that it will present at Gabelli & Company’s 4th Annual Best Ideas Conference in New York on Wednesday, December 14, 2011 at 11:00 a.m. Eastern Time.

The conference will feature a discussion between company management and Gabelli & Company’s research team as well as questions from the conference attendees.  The discussion will be available in real time at http://www.wsw.com/webcast/gabelli43/res/ and will be archived on RPC’s investor Web site, www.rpc.net for a period of 90 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
404-321-2162
jlanders@rpc.net

Sharon Lennon
Manager, Investor Relations
404-321-2172
slennon@rpc.net